        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 2002
                                                     REGISTRATION NO. 333-85044

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                          POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                     FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  I-MANY, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                    7389                      01-0524931
(State or other jurisdiction    (Primary Standard            (I.R.S. Employer
       of incorporation            Industrial             Identification Number)
       or organization)     Classification Code Number)

                               537 CONGRESS STREET
                                   5(TH) FLOOR
                           PORTLAND, MAINE 04101-3353
                                 (207) 774-3244
   (Address Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                 A. LEIGH POWELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  I-MANY, INC.
                               537 CONGRESS STREET
                                   5(TH) FLOOR
                           PORTLAND, MAINE 04101-3353
                                 (207) 774-3244
             (Name, Address Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                           --------------------------

                                    COPY TO:

                               JEFFREY A. STEIN, ESQ.
                                 HALE AND DORR LLP
                                  60 STATE STREET
                                BOSTON, MA  02109
                            TELEPHONE: (617) 526-6000
                             TELECOPY: (617) 526-5000


                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: On or after May 22, 2002.

                           --------------------------

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. /X/

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

       If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                     REMOVAL OF SECURITIES FROM REGISTRATION

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended, and as declared effective on May 22, 2002 (No. 333-85044) (the "Registration Statement") is being filed to deregister certain shares of common stock, $.0001 par value per share ("Common Stock"), of I-many, Inc. ("I-many"). I-many previously registered, pursuant to the Registration Statement, 4,880,537 shares of Common Stock, consisting of (a) 1,100,413 shares of Common Stock held by the selling stockholders on the date of effectiveness of the Registration Statement, (b) 165,062 shares of Common Stock issuable upon exercise of warrants held by the selling stockholders exercisable through February 19, 2009, (c) 165,062 shares of Common Stock (the "Short-Term Warrant Shares") issuable upon exercise of warrants held by the selling stockholders exercisable through August 19, 2002 (the "Short-Term Warrants"), (d) up to 3,000,000 shares of Common Stock (the "Preferred Conversion Shares") issuable upon conversion of 1,700 shares of Series A Convertible Preferred Stock, $.01 par value per share, held by the selling stockholders (the "Preferred Stock"), and (e) up to 450,000 shares of Common Stock issuable upon exercise of warrants to be issued upon conversion of the Preferred Stock (the "Preferred Warrant Shares"). The Company redeemed all of the outstanding shares of Preferred Stock on July 2, 2002, and the Short-Term Warrants expired unexercised on August 19, 2002. As a result, the Short-Term Warrant Shares, the Preferred Conversion Shares and the Preferred Warrant Shares will not be issued. Accordingly, this Post-Effective Amendment is being filed to remove from registration the Short-Term Warrant Shares, the Preferred Conversion Shares and the Preferred Warrant Shares, which consist of 3,615,062 shares of Common Stock in aggregate.

         Upon effectiveness of this Post-Effective Amendment No.1, the following shares of Common Stock will remain registered pursuant to the Registration Statement for resale by the selling stockholders listed below:

         First Investors
          Holding Co., Inc. (1)                      684,148

         Pine Ridge
          Financial Inc. (2)                         581,327

(1) For purposes of this prospectus, shares of common stock owned prior to offering (as adjusted by this removal) include 594,911 shares of common stock issued at the closing to First Investors and up to a maximum of 89,237 shares of common stock that may be issued upon the exercise of a seven-year warrant held by First Investors


(2) For purposes of this prospectus, shares of common stock owned prior to offering (as adjusted by this removal) include 505,502 shares of common stock issued at the closing to Pine Ridge and up to a maximum of 75,825 shares of common stock that may be issued upon the exercise of a seven-year warrant held by Pine Ridge.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Maine on October 7, 2002.

                                        I-MANY, INC.


                                        By: /s/ A. Leigh Powell
                                           -------------------------------------
                                           A. Leigh Powell
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, This Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                    TITLE(S)                                          DATE
                  ---------                    --------                                          ----

/s/ A. Leigh Powell                            President, Chief Executive Officer            Oct. 7, 2002
---------------------------------              and Chairman of the Board of Directors
A. Leigh Powell                                (Principal Executive Officer)


/s/ Kevin F. Collins                           Chief Financial Officer and Treasurer         Oct. 7, 2002
---------------------------------              (Principal Financial and Accounting
Kevin F. Collins                               Officer)


                *
---------------------------------              Director                                      Oct. 7, 2002
William F. Doyle


                *
---------------------------------              Director                                      Oct. 7, 2002
Murray B. Low


                *
---------------------------------              Director                                      Oct. 7, 2002
E. David Hetz


                *
---------------------------------              Director                                      Oct. 7, 2002
Karl Newkirk



*By: /s/ A. Leigh Powell
     -------------------
     A. Leigh Powell
     Attorney-in-fact